UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 2, 2014

Corinthian Colleges, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 427-3000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Operating Agreement

On July 3, 2014, Corinthian Colleges, Inc. (the “Company,” “Corinthian,” “we,” “us” or other similar terms) and its wholly- and partially- owned subsidiaries, on the one hand, and the U.S. Department of Education (“ED”) on the other hand, entered into an Operating Agreement, implementing the Memorandum of Understanding previously agreed upon by the Company and ED on June 22, 2014 (the “Memorandum”).

As set forth in the recitals to the Operating Agreement, the guiding principles followed by the Company and ED in preparing the Operating Agreement were to provide for a plan that would (i)  provide the Company’s students an opportunity to complete their education without material interruption, change or additional cost; (ii) treat the Company’s faculty and staff in a manner that causes minimal personal and financial disruption; and (iii) consider the importance of the Company’s responsibilities to students, employees, and taxpayers, and respect the interests of the government and the Company’s federal and state law obligations (including fiduciary duties) and contractual obligations.

Section I of the Operating Agreement requires the Company to provide certain information to ED, some of which was provided prior to or contemporaneously with the signing of the Operating Agreement and others of which are to be provided prospectively.  The required information includes cash flow forecasts for the Company, asset lists, information regarding the Company’s schools and information regarding the Company’s students.

Section II of the Operating Agreement provides, among other matters, that ED’s current HCM-1 disbursement method for the Company and the attendant 21-day disbursement delay will remain in effect until ED provides further notice, but effective July 8, 2014 (the “Effective Date”), ED will, subject to compliance by the Company with the procedures set forth in the Operating Agreement, allow the Company to drawdown Title IV student aid funds on a weekly basis, as an advance against the 21-day disbursement delay.  The procedures to be followed by the Company will include certain disbursement verifications by an independent student financial aid auditor to be selected by the Company and approved by ED, and by an individual appointed by ED who will serve as an independent monitor of the Company and report to ED (the “Monitor”).  The Company is not permitted to enter into any contractual agreements with students between the date the Operating Agreement was signed and the Effective Date.  In addition, ED may defer access to Title IV funds for any institution if it determines that the Company has not produced the placement rate and other materials requested that are related to that institution by a date specified.

Section III of the Operating Agreement provides, among other matters, for the engagement of the Monitor, including the scope of his or her responsibilities.  The Company has agreed to provide the Monitor full and complete access to the Company’s personnel and budgets, including financial projections, results of operations, cash receipts and disbursements, student records, databases and any and all documents the Company is providing to potential buyers, accreditors, lenders, state authorizing agencies and ED.  The Monitor’s responsibilities include: reviewing supporting records prior to submission of such records by the Company for drawdown of Title IV funds; reviewing weekly lists of Company expenditures and reporting to ED on the permissibility of such expenditures from Title IV funds; confirming the implementation of each teach-out of a Company school is materially consistent with the approved teach-out plan for such school; prior to the Company’s weekly drawdown of Title IV funds, confirming the Company is in material compliance with the agreed timetable for the production of documents by the Company to ED; monitoring the status of all school sales processes and providing monthly reports to ED; receiving access to and reviewing the existing multiple access points for internal and external complaints about the Company and reporting material relevant complaints to ED; and periodically reporting to ED and the Company the Monitor’s findings with respect to any violations of the Operating Agreement, new or threatened litigation against the Company or any of its institutions, and any material developments in the Company’s financial situation or in existing litigation.

Section IV of the Operating Agreement limits the Company’s use of Title IV student aid funds to funding the normal daily operations and expenses of the Company, which categories are set forth in an exhibit to the Operating Agreement and include student refunds, payroll expenses, operating expenses, interest and related fees, and related professional fees.  The Company has agreed that from and after the Effective Date, it will not use Title IV student aid funds to pay dividends, legal settlements of lawsuits or investigations, or debt repayments.  Additionally, bonuses, severance payments, raises and retention agreements being considered must be discussed with the Monitor and reported to ED at least two weeks prior to the creation of contractual obligations and payment and are subject to ED approval.  The Monitor is to be provided full access to review all disbursements by the Company to confirm compliance with the terms of the Operating Agreement.

Section V of the Operating Agreement requires the Company to provide notices to current and prospective students as to the status of the schools and the options and protections afforded to students.  The Company must provide the notices to ED for review and approval prior to use and is also required to obtain certain written acknowledgements from students with respect to those schools and programs that are being taught out or sold.

Section VI of the Operating Agreement provides, among other matters, for the Company to discontinue enrolling new students at those schools designated in the Operating Agreement to be taught out and closed thereafter (the “Teach-out Schools”).  With respect to new students who enrolled in a Teach-out School between June 22, 2014 (the date of the Memorandum) and the Effective Date, those students would have the option to either: (i) obtain a Full Refund (as defined below) and discontinue their education at the Teach-out School, and the Company would forgive entirely all tuition and other fees charged the student for the program; or (ii) continue their education in the ordinary course.  If the student does not affirmatively make a choice, the Company must withdraw the student from the program and issue the student a Full Refund.  With respect to students enrolled at a Teach-out School prior to June 22, 2014, the Company must provide each such student one of the following two plans at the time of the announcement of the teach-out: (a) the Company may provide for the student to continue his or her program of study as he or she normally would (which may mean transferring to a comparable program of study at a comparable school at no additional cost above the amount such student would have been charged to continue attending the Company’s school); or (b) the Company may provide for the student to withdraw from school and receive a Full Refund.  The Company would be required to provide an internal appeals process whereby the student could appeal the decision by the Company to continue the student in a teach-out rather than permit the student to receive a Full Refund.  If the Company is not able or fails to pay the Full Refund where required, ED will offset the appropriate amount from the Company’s next Title IV aid funding disbursement and apply that amount to the accounts of the affected students.  With respect to students who enroll in programs that the Company closes without permitting the students to complete the program, and not in accordance with a previously agreed teach-out plan, the Company would be obligated to provide a Full Refund to such students.  With respect to students attending schools that are found by ED to be ineligible for recertification or otherwise determined to be ineligible for participation in Title IV, the Company would be obligated to provide students their choice of: (x) continuing his or her program of study at the school pursuant to the “Closeout Procedures” in applicable federal regulations; or (y) withdrawing from the school and obtaining a Full Refund.  ED will provide the Company with an informal review at least 14 days in advance of a decision to deny recertification of a Company institution.  The Company has agreed that it would stop enrolling students immediately for any institution where the Company has been advised that ED intends to deny the recertification for that institution, and if the recertification denial is issued, the Company will immediately add that institution to the Company’s teach-out plan.

For purposes of the Operating Agreement, a “Full Refund” means a full refund of the total direct costs of attendance (defined in the Operating Agreement to mean tuition and fees, equipment, books and supplies, and any other costs incurred by the student to the extent such amounts were paid to the school) incurred by such student, in which case the Company would be required to (i) return to ED any Federal Pell and other Federal grants and Federal student loans disbursed to such student, (ii) repay to any lender from whom the Company received direct disbursements for such student’s cost of attendance at the Company the amount of such disbursements, and (iii) return any amounts received directly from such student to such student.

The Operating Agreement also provides that the Company and ED will work together to establish a reserve fund to support student refunds. The total amount of the fund will be determined in consultation with the Monitor, but will be no less than $30 million.

Section VII of the Operating Agreement provides for the Company to prepare and deliver to ED contingency teach-out plans by July 22, 2014 for all of its U.S. locations that participate in the Title IV Program.  These plans may include agreements with other institutions to take over the teach-out process or funding mechanisms, as applicable.  The Company has identified 12 schools that it plans to teach-out, and has agreed to suspend new enrollments at those schools no later than one day after the Effective Date.

Section VIII of the Operating Agreement required the Company to fully comply with the prioritized list of data requested by ED before the Operating Agreement was executed. In addition, any data request made by ED on or after the date of the Operating Agreement must be complied with within thirty days (or such other reasonably agreed time frame).

Section IX of the Operating Agreement references an exhibit to the Operating Agreement that sets forth a list of the schools attended by Title IV eligible students that the Company will make a diligent, good faith effort to sell to new owners (the “Sale Schools”).  All schools attended by Title IV-eligible students that are not listed on the exhibit as a Sale School are instead designated a Teach-out School.  The Company will provide reasonable access to the Monitor of material indications of interest, letters of intent or binding agreements with respect to Sale Schools.  The Company will seek to reach definitive sale agreements for any Sale School within six months of the Effective Date; provided that any sale or transfer of assets shall be subject to approval by ED, in accordance with its statutory and regulatory authority.

Section X of the Operating Agreement contains a reservation of rights by ED with respect to its ability to regulate the Company.  This Section also confirms that the Company is not, by virtue of the Operating Agreement, exempted from any federal or state regulatory or statutory requirements, and further provides that the Operating Agreement shall not be construed to preempt any action or authority of any state or federal governmental agency’s efforts to enforce its education, consumer protection, false advertising, unfair competition or securities laws.  ED may defer access to Title IV funding if it determines that the Company has materially failed to produce requested documentation by the date specified and ED is unable to substantiate the veracity and accuracy of the documentation after consultation with the Company.

Section XI of the Operating Agreement provides for ED and the Company to work closely with state licensing and accreditation agencies in the course of implementation of the teach-outs and sales contemplated by the Operating Agreement, in accordance with the requirements of ED and each such agency.

Section XII of the Operating Agreement provides for ED and the Company to review the status of the Operating Agreement three months and six months after the Effective Date and confirms that nothing in the Operating Agreement is intended or construed to prevent the Company from exercising its business and managerial judgments with respect to (i) the Company’s contractual obligations to its stakeholders, including students, employees, creditors, vendors and other counterparties, or (ii) the fiduciary duties of the Company’s board of directors, including duties with respect to approving the terms and conditions, including consideration, of the sales of any schools or other assets of the Company.  Each party may terminate the Operating Agreement upon written notice to the other party, which termination would be effective five calendar days after the date of the written notice.

The foregoing summary of the Operating Agreement is a summary only and is qualified in its entirety by reference to the Operating Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

First Amendment to Memorandum of Understanding

On July 3, 2014, the Company and ED also entered into a First Amendment to the Memorandum (the “Memorandum Amendment”).

The principal purpose of the Memorandum Amendment is to permit the Company to drawdown Title IV student aid funds until the advance funding mechanism contemplated by the Operating Agreement is effective.  The maximum aggregate amount of Title IV student aid funds the Company may drawdown under the Memorandum Amendment is $35 million.

The foregoing summary of the Memorandum Amendment is a summary only and is qualified in its entirety by reference to the Memorandum Amendment, which is attached hereto as Exhibit 10.2 and is incorporated by reference into this Item 1.01.

The Company believes the Operating Agreement and the Memorandum Amendment are positive steps for the Company and all of its stakeholders.  However, depending on the timing of the Company’s asset sales and its ability to further reduce operating costs, the Company may still need to obtain additional sources of liquidity to fund its operations and to implement the agreements contemplated by the Operating Agreement.  To do so, the Company may continue to seek additional sources of liquidity through new financings, additional cost reductions, accelerated asset sales or some combination thereof. There can be no assurance that the Company will be able to obtain any such additional needed liquidity on a timely basis, on terms acceptable to it, or at all.

In addition, as previously reported by the Company, ED has indicated that, in connection with its ongoing review of the Company and its schools, it is contemplating denial of recertification or removal of certification of institutional Title IV eligibility with respect to certain of the Company’s schools, which, depending on the schools, could have a material adverse effect on the Company.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 2, 2014, the Company received a letter from The NASDAQ Stock Market (“Nasdaq”) stating that the bid price of the Company’s common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Listing Rule 5450(a)(1).  The Company has been provided a period of 180 calendar days, or until December 29, 2014, to regain compliance.  The letter states that the Nasdaq staff will provide written notification that the Company has regained compliance if at any time before December 29, 2014, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of ten consecutive business days.

In the event the Company does not regain compliance by December 29, 2014, the Company may be eligible for additional time.  To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the $1.00 minimum bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.  If the Company meets these requirements, the letter states that the Nasdaq staff will inform the Company that it has been granted an additional 180 calendar days.

In the event the Company does not regain compliance with Nasdaq Listing Rule 5450(a)(1) prior to the expiration of the 180-day period (or such later date as Nasdaq may provide by extension), Nasdaq will notify the Company that its common stock is subject to delisting.

Delisting could have a material adverse effect on the price of the Company’s shares and the Company’s ability to issue additional securities or secure financing. In the event of delisting, trading of the Company’s common stock would most likely be conducted in the over the counter market on an electronic bulletin board established for unlisted securities, which would adversely affect the liquidity of the common stock and analysts’ coverage of the Company could be reduced.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits.

10.1        Operating Agreement between Corinthian Colleges, Inc. and the U.S. Department of Education.

10.2        First Amendment to Memorandum of Understanding between Corinthian Colleges, Inc. and the U.S. Department of Education.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORINTHIAN COLLEGES, INC.

July 7, 2014	/s/ Stan A. Mortensen
Stan A. Mortensen
Executive Vice President and General Counsel